Exhibit 2

All Registry communications to:
C/- Link Market Services Limited
Level 12, 680 George Street, Sydney, NSW, 2000
Locked Bag A6015, Sydney South, NSW, 1235
Enquiries (toll free within Australia): 1800 804 255
Enquiries (outside Australia): + 61 2 8280 7070
Facsimile: + 61 2 9287 0309
ASX Code: WBC
Email: westpac@linkmarketservices.com.au

APPOINTMENT OF PROXY
Westpac Banking Corporation ABN 33 007 457 141

Mark this box with an ‘X’ if you have made any changes	☐
to your name or address details (see reverse)

If you would like to attend and vote at the Annual General Meeting (AGM or the meeting), please bring this form with you. This will assist in registering your attendance.

A	Appointing a proxy
I/We being a member/s of Westpac Banking Corporation (Westpac) and entitled to attend and vote at the AGM appoint:

☐	The Chairman		(please write the name of the person/ body
	(Mark with an “X”)	OR	corporate you are appointing as your proxy)

OR the Chairman of the meeting (if the person/body corporate I/we have named fails to attend the meeting or no person/body corporate is named) as my/our proxy to act generally at the meeting on my/our behalf and to vote in accordance with the following directions (or if no directions have been given, as the proxy sees fit) at Westpac’s AGM to be held at the Sydney Convention & Exhibition Centre, Darling Harbour, Sydney on Thursday, 11 December 2008 at 10:30am (Sydney time) and at any adjournment of that meeting. I/We acknowledge that the Chairman of the meeting intends to vote undirected proxies in favour of all items of business.

B	Directing the proxy how to vote. Insert	☒	in the boxes below.

Item 2	For	Against	Abstain*
Adoption of Directors’ Remuneration Report (non-binding resolution)	☐	☐	☐
Item 3 (a) Re-elect Elizabeth Blomfield Bryan as a Director	☐	☐	☐
(b) Re-elect Carolyn Judith Hewson as a Director	☐	☐	☐
(c) Elect Lindsay Philip Maxsted as a Director	☐	☐	☐
(d) Elect John Simon Curtis as a Director	☐	☐	☐
(e) Elect Peter John Oswin Hawkins as a Director	☐	☐	☐
(f) Elect Graham John Reaney as a Director	☐	☐	☐
Item 4 Non-Executive Directors’ Remuneration	☐	☐	☐

*If you mark the Abstain box for an item, you are directing your proxy not to vote on your behalf on a show of hands or on a poll and your votes will not be counted in computing the required majority on a poll.

Important for item 4

☐

If the Chairman of the meeting is appointed as your proxy, including by default, and you do not wish to direct your proxy on how to vote in respect of item 4, please place a mark in this box. By marking this box you acknowledge that the Chairman of the meeting may exercise your proxy vote even if he has an interest in the outcome of item 4 and because of that interest, the votes cast by the Chairman of the meeting (other than as proxy holder) will be disregarded. If you do not mark this box, the Chairman of the meeting will not cast your vote on item 4 and your vote will not be counted in computing the required majority if a poll is called on item 4. The Chairman of the meeting intends to vote undirected proxies in favour of item 4.

C	Signature of security holders.
This form will be treated as invalid unless this section is completed. Refer to instructions overleaf.

Security holder 1 (Individual)	Joint Security holder 2 (Individual)	Joint Security holder 3 (Individual)

Sole Director and Sole Company Secretary	Director/Company Secretary (circle one)	Director

Contact name	Contact daytime telephone	Date

WBC PRX842

How to complete the Proxy Form

Before you complete the Proxy Form, which is overleaf, please read the following instructions, and the enclosed Notice of Annual General Meeting and the Explanatory Memorandum.

1.              When do you use the Proxy Form?

You can use the Proxy Form to appoint someone to attend the Annual General Meeting (AGM) and vote for you. A proxy need not be a shareholder of Westpac Banking Corporation (Westpac).

2.              What if your name and address is different to the one appearing on the Proxy Form?

Your name and address on the Proxy Form is as it appears on the share register of Westpac. If this information is incorrect, please make the correction on the form. Shareholders sponsored by a broker should advise their broker of any changes. Please note you cannot change ownership of your shares using this form.

3.              How do I appoint a proxy?

If you wish to appoint the Chairman of the meeting as your proxy, mark the box. If the person you wish to appoint as your proxy is someone other than the Chairman of the meeting, please write the name of that person. If you leave this section blank the Chairman of the meeting will be your proxy and vote on your behalf. A proxy need not be a shareholder of Westpac. To appoint a corporate representative please see section 9.

4.              How do I direct my votes on items of business?

You may direct your proxy how to vote by placing a mark in one of the three boxes opposite each item of business. All of your shares will be voted in accordance with such a direction unless you indicate only a portion of voting rights are to be voted on any item by inserting the percentage or number of shares you wish to vote in the appropriate box or boxes. If you do not mark any of the boxes on a given item, your proxy will vote or abstain as he or she chooses. If you mark more than one box on an item your vote on that item will be invalid.

5.              How do I appoint a second proxy?

If you wish to appoint a second proxy, an additional Proxy Form may be obtained by telephoning the share registry of Westpac (see contact details on the front of this form) or you may copy this form.

To appoint a second proxy you must:

(a)   on each of the first Proxy Form and the second Proxy Form state the percentage of your voting rights or number of shares applicable to that form. If the appointments do not specify the percentage or number of votes that each proxy may exercise, each proxy may exercise half your votes. Fractions of votes will be disregarded; and

(b)   return both forms together in the same envelope.

6.              How is a Proxy Form signed?

You must sign the Proxy Form in the spaces provided. Where the holding is in one name, the holder must sign. Where the holding is in more than one name, all of the shareholders must sign.

7.              What if I want to sign the Proxy Form under a Power of Attorney?

To sign under Power of Attorney, you must have already lodged the Power of Attorney document with the registry. If you have not previously lodged the document for notation, please attach a certified photocopy of the Power of Attorney to this form when you return it.

8.              How should a company execute the Proxy Form?

Where the company has a Sole Director who is also the Company Secretary, this form must be signed by that person. If the company (pursuant to section 204A of the Corporations Act 2001) does not have a Company Secretary, a Sole Director can also sign alone. Otherwise this form must be signed by a Director jointly with either another Director or a Company Secretary. Please indicate the office held by signing in the appropriate place.

9.              How do I appoint a Corporate Representative?

If a representative of a corporation (irrespective of whether the corporation is a shareholder or proxy) is to attend the meeting, please attach a copy of the “Certificate of Appointment of Corporate Representative” when you return the Proxy Form. A form of the certificate may be obtained from the share registry of Westpac, Link Market Services (contact details below).

10.       When is the Proxy Form due?

This Proxy Form (together with the original of the Power of Attorney or other authority (if any) or a certified copy of that power or authority, under which it is signed) must be received at Link Market Services no later than 10:30am (Sydney time) on Tuesday, 9 December 2008.

11.       How do I lodge the Proxy Form?

By Post:	Link Market Services Limited
Locked Bag A6015
Sydney South NSW 1235
Australia

By Delivery:	Link Market Services Limited
Level 12, 680 George Street
Sydney NSW 2000

By Facsimile:	In Australia:	02 9287 0309
	From outside Australia:	+ 61 2 9287 0309

Online:

On the Link Market Services’ website (www.linkmarketservices.com.au) follow the prompts and instructions. You will need your Securityholder Reference Number (SRN) or Holder Identification Number (HIN) as well as your surname (or company name) and postcode. If voting under Power of Attorney, you will need to have provided a certified copy to the registry. You will be taken to have signed your Proxy Form if you lodge the proxy appointment online.

12.       Any questions?

If you have any questions, please call Link Market Services on 1800 804 255, or from outside Australia on + 61 2 8280 7070.

13.       Privacy

Link Market Services Limited and Westpac Banking Corporation advise that Chapter 2C of the Corporations Act 2001 requires information about you as a securityholder (including your name, address and details of the securities you hold) to be included in the public register of the entity in which you hold securities. Information is collected to administer your security holding and if some or all of the information is not collected then it might not be possible to administer your security holding. Your personal information may be disclosed to Westpac. You can obtain access to your personal information by contacting Link Market Services at the address or telephone number above. The respective privacy policies are available on the websites – www.linkmarketservices.com.au and www.westpac.com.au.